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EXHIBIT 21

                      NOVAMED EYECARE, INC. SUBSIDIARIES
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1.  NovaMed Management of Kansas City, Inc., a Missouri corporation
2.  Blue Ridge NovaMed, Inc., a Missouri corporation
3. NovaMed Eye Surgery Center (Plaza) L.L.C., a Delaware limited liability company
4. NovaMed Eye Surgery Center of Overland Park, L.L.C., a Delaware limited liability company
5.  NovaMed Eyecare Services, LLC, a Delaware limited liability company
6. NovaMed Eye Surgery Center of Maryville, L.L.C., a Delaware limited liability company
7. NovaMed Eye Surgery Center of North County, LLC, a Delaware limited liability company
8. NovaMed Eye Surgery Center of New Albany, L.L.C., a Delaware limited liability company
9.  NovaMed of Louisville, Inc., a Kentucky corporation
10. NovaMed of Richmond, Inc., a Virginia corporation
11. Midwest Uncuts, Inc., an Iowa corporation
12. NMSL, Inc., a Missouri corporation
13. NovaMed of St. Louis, Inc., a Missouri corporation
14. NovaMed Eyecare Research, Inc., a Delaware corporation
15. NovaMed Eye Surgery and Laser Center of St. Joseph, Inc., a Missouri corporation
16. NMGK. Inc. an Illinois corporation
17. Stephenson Laser Center. L.L.C., an Oklahoma limited liability company
18. Patient Education Concepts, Inc., a Delaware corporation
19. NMLO, Inc., a Kansas corporation
20. NMI, Inc., a Georgia corporation
21. NovaMed Eye Surgery Center of Cincinnati, L.L.C., a Delaware limited liability company